Exhibit (d)(1)(iii)

1290 FUNDS

AMENDMENT NO. 3

TO THE

INVESTMENT ADVISORY AGREEMENT

AMENDMENT NO. 3, effective as of November 2, 2026 (“Amendment No. 3”) to the Investment Advisory Agreement, dated as of January 1, 2023 (“Agreement”), between 1290 Funds, a Delaware statutory trust (“Trust”), and Equitable Investment Management, LLC, a limited liability company organized in the State of Delaware (“Adviser”).

WHEREAS, the Trust and Adviser desire to add a newly registered Fund to the Agreement;

NOW THEREFORE, the Trust and Adviser agree to modify and amend the Agreement as follows:

1.	New Fund. Effective November 2, 2026, the 1290 Equity 500 Index Fund (“New Fund”) is hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Duration of Agreement for the New Fund.

a.	With respect to the New Fund, the Agreement will continue in effect for two years after the date specified in section 1 above and may be continued thereafter pursuant to subsection (b) below.

b.

With respect to the New Fund, the Agreement shall continue in effect annually after the date specified in subsection (a) above only so long as such continuance is specifically approved at least annually by a majority of the Trustees who are not a party to the Agreement or “interested persons” (as defined in the Investment Company Act of 1940, as amended (“1940 Act”) (“Independent Trustees”), by a vote cast in person at a meeting called for the purpose of voting on such approval, and by either the Board of Trustees or a vote of a majority of the outstanding shares of the New Fund. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to the New Fund if a “majority of the outstanding voting securities” of the series (as defined in Rule 18f-2(h) under the 1940 Act) vote to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the Agreement, or (b) all the Funds of the Trust.

3.

Appendix A: Appendix A to the Agreement, which sets forth the Funds of the Trust for which the Adviser is appointed investment adviser, is hereby replaced in its entirety by Appendix A attached hereto.

4.	Appendix B: Appendix B to the Agreement, which sets forth the fees payable to the Adviser with respect to each Fund, is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

1290 FUNDS		EQUITABLE INVESTMENT MANAGEMENT, LLC

By:	/s/ Brian Walsh	By:	/s/ Kenneth Kozlowski
	Brian Walsh		Kenneth Kozlowski
	Chief Financial Officer and Vice President		Chief Investment Officer and Executive
Vice President

APPENDIX A

AMENDMENT NO. 3

TO

INVESTMENT ADVISORY AGREEMENT

Funds

1290 Avantis U.S. Large Cap Growth Fund

1290 Diversified Bond Fund

1290 Equity 500 Index Fund

1290 Essex Small Cap Growth Fund

1290 GAMCO Small/Mid Cap Value Fund

1290 High Yield Bond Fund

1290 Loomis Sayles Multi-Asset Income Fund

1290 Multi-Alternative Strategies Fund

1290 SmartBeta Equity Fund

APPENDIX B

AMENDMENT NO. 3

TO

INVESTMENT ADVISORY AGREEMENT

The Trust will pay the Adviser, on a monthly basis, compensation computed and accrued daily at an annual rate equal to the following:

	(as a percentage of average daily net assets)
Fund	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
1290 Essex Small Cap Growth	0.750%	0.700%	0.675%	0.650%	0.625%
1290 GAMCO Small/Mid Cap Value	0.750%	0.700%	0.675%	0.650%	0.625%
1290 Loomis Sayles Multi-Asset Income	0.650%	0.600%	0.575%	0.550%	0.525%
1290 SmartBeta Equity	0.700%	0.650%	0.625%	0.600%	0.575%

	(as a percentage of average daily net assets)
Fund	First $2 Billion	Next $4 Billion	Next $2 Billion	Next $2 Billion	Next $4 Billion	Thereafter
1290 Equity 500 Index	0.250%	0.200%	0.175%	0.150%	0.125%	0.100%

	(as a percentage of average daily net assets)
Fund	First $4 Billion	Next $4 Billion	Thereafter
1290 High Yield Bond	0.600%	0.580%	0.560%
1290 Diversified Bond	0.600%	0.580%	0.560%

	(as a percentage of average daily net assets)
Fund	First $4 Billion	Next $4 Billion	Next $2 Billion	Thereafter
1290 Multi-Alternative Strategies	0.500%	0.490%	0.480%	0.470%

(as a percentage of average daily net assets)
Fund
1290 Avantis U.S. Large Cap Growth	0.500%